                                                                    Exhibit 23.5


                   [JOHNSON, CARROL AND GRIFFITH LETTERHEAD]



                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by First Bancorp of Indiana, Inc. (the "Company"), Evansville, Indiana and all amendments thereto; in the Form H-(e)1-S for the Company, and all amendments thereto; and in the Application for Conversion on Form AC filed by First Federal Savings Bank (the "Bank"), and all amendments thereto, relating to the conversion of the Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to the Company, a holding company formed for such purpose, and the offering of the Company's common stock.



                              JOHNSON, CARROLL AND GRIFFITH
                              Professional Corporation


                              By:/s/ Edwin W. Johnson
                                 ---------------------------------------
                                     Edwin W. Johnson



Dated this 26th day of January, 1999